Exhibit 99.6

THE TERMS AND CONDITIONS OF THE RIGHTS OPPERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED ________, 2024 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, BY CALLING (212) 929-5500 (BANKERS AND BROKERS) OR (800) 322-2885 (ALL OTHERS) OR BY EMAIL AT RIGHTSOFFER@MACKENZIEPARTNERS.COM.

FLEXSHOPPER, INC.

BENEFICIAL OWNER ELECTION FORM

I (We), the beneficial owner(s) of shares of common stock, par value $0.0001 per share, of FlexShopper, Inc., a Delaware corporation, acknowledge receipt of your letter, the prospectus dated _________, 2024 (the “Prospectus”), and the other enclosed materials relating to the offering of non-transferable subscription rights (the “Subscription Rights”) to purchase units of securities at a subscription price equal to $____ per unit (the “Unit Subscription Price”).

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase units and/or whether to exercise the Series Rights to purchase shares of common stock, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Form of Instructions as to use of FlexShopper, Inc. Non-Transferable Subscription Rights Certificates” and “Form of Instructions as to use of FlexShopper, Inc. Non-Transferable Series Rights Certificates.” Each unit will consist of one share of common stock, one series A common stock purchase right (“Series A Right”), one series B common stock purchase right (“Series B Right”) and one series C common stock purchase right (“Series C Right” and, collectively with the Series A Right and Series B Right, the “Series Rights”). Each of the Series Rights is exercisable commencing on their date of issuance at an exercise price equal to the higher of (x) the Unit Subscription Price or (y)(i) in the case of the Series A Rights, 90% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series A Rights, which is 30 days following the closing date of the subscription offering, but in any event not to exceed 150% of the Unit Subscription Price, (ii) in the case of the Series B Rights, 87.5% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series B Rights, which is 60 days following the closing date of the subscription offering, but in any event not to exceed 200% of the Unit Subscription Price, and (iii) in the case of the Series C Rights, 85% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series C Rights, which is 90 days following the closing date of the subscription offering, but in any event not to exceed 250% of the Unit Subscription Price, with the exercise price in each instance rounded down to the nearest whole cent.

The share of common stock and Series Rights comprising the units will separate upon the closing of the offering and will be issued separately; however, they may only be purchased as a unit and the unit will not trade as a separate security.

SUBSCRIPTION RIGHTS

I (We) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for units. If you checked Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

Box 2.	☐	Please EXERCISE SUBSCRIPTION RIGHTS for units as set forth below.
If you checked Box 2, please fill out the table shown below. Next, please check Box 3 and/or Box 4, as applicable, and fill out the information indicated under Box 3 and/or Box 4, as applicable. Please then sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

The number of Subscription Rights for which the undersigned gives instructions for exercise under the subscription privilege should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

	Number of Rights		Unit Subscription Price		Payment
Basic Subscription Right:	$________	x	$________	=	$ (Line 1)
Over-Subscription Right:	$________	x	$________	=	$ (Line 2)
Total Payment Required:	$________		$________		$ (Sum of Lines 1 and 2)

Box 3.	☐	Payment in the following amount is enclosed: $________.

Box 4.	☐	Please deduct payment of $_______ from the following account maintained by you: The total of Box 3 and 4, together, must equal the sum of lines 1 and 2 from Box 2 above.

Type of Account: __________________ Account No.: __________________

SERIES RIGHTS

I (We) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE SERIES RIGHTS for shares of common stock.
If you checked Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

Box 2.	☐	Please EXERCISE SERIES RIGHTS for shares of common stock as set forth below.
If you checked Box 2, please fill out the table shown below. Next, please check Box 3 and/or Box 4, as applicable, and fill out the information indicated under Box 3 and/or Box 4, as applicable. Please then sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

	Number of Rights Exercised		Exercise Price		Payment
Series A Right	_________	x	$_________	=	$ (Line 1)
Series B Right	_________	x	$_________	=	$ (Line 2)
Series C Right	_________		$_________	=	$ (Line 3)

Box 3.	☐	Payment in the following amount is enclosed: $________

Box 4.	☐	Please deduct payment of $_______ from the following account maintained by you: The total of Box 3 and 4, together, must equal the sum of lines 1, 2 and 3 from Box 2 above.

Type of Account: __________________ Account No.: __________________

I (We) on my (our) behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	irrevocably elect to (i) purchase the number of units and (ii) exercise the Series Rights indicated above upon the terms and conditions specified in the Prospectus;

●	agree that if I (we) fail to pay for the units or exercise of the applicable Series Right, I (we) have elected to purchase or exercise, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker.

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